Exhibit 99.1

CLS Holdings Reports Fourth Quarter and Fiscal Year End 2019 Financial Results

Form 10-K Filed with SEC

LAS VEGAS, NV / ACCESSWIRE / August 29, 2019 / CLS Holdings USA, Inc. (OTCQB: CLSH, CSE: CLSH.CN) (“CLS” or the “Company”), a diversified cannabis company operating as Cannabis Life Sciences, is pleased to report its consolidated financial results for the fourth quarter and fiscal year ended May 31, 2019.

●	Completed the acquisition of Oasis Cannabis (“Oasis”) in Las Vegas, Nevada, a fully integrated cannabis operation.
●	Consolidated fourth quarter and annual revenue of $2.9 million and $8.5 million, respectively.
●	Acquisition of Massachusetts dispensary, In Good Health, anticipated to close in Q1 of calendar 2020.
●	Launch of the Company's proprietary extraction and conversion processing facility expected in Q1 of calendar 2020.

Chairman Note

“Since the acquisition of our Oasis Cannabis dispensary in June 2018, we have been incredibly focused on improving its operations, which efforts we believe are starting to pay off,” commented Mr. Jeff Binder, Chairman and CEO. “For fiscal 2019, we achieved record annual revenue of $8.5 million, more than one third of which stemmed from the fourth quarter. In addition to the acquisition of Oasis, 2019 was full of successes, including Oasis’ grand reopening, locking up the planned acquisition of In Good Health, and the expansion of City Trees, our branded products and bulk flower division. Significantly, we were awarded a non-provisional, US utility patent for our leading-edge cannabidiol extraction and conversion process. We are excited about the potential competitive advantage and additional revenue streams that this technology is expected to represent.”

Financial Highlights

●	Q4 2019 consolidated revenue of $2.9 million, an increase of $0.6 million or 23.5% over Q3 2019.
●	Fiscal year 2019 consolidated revenue of $8.5 million, including $5.5 million from Oasis and $3.0 million from City Trees.
●	As of May 31, 2019, total assets were $46.5 million, including cash and cash equivalents of $10.5 million. Total debt was $18.5 million.

Operational Highlights

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In June 2018, CLS Holdings completed the acquisition of Oasis, a fully integrated cannabis operation located in Las Vegas, Nevada. In April 2019, the Company celebrated Oasis’ grand reopening following a complete redesign of the dispensary resulting in a modern facility which is more inviting and vibrant and offers a superior customer experience. Since reopening, Oasis has reported record revenue, and revenue per square foot now exceeds $420. As a result of Oasis’ success, the Company intends to prototype the Oasis dispensary as its model and benchmark for future dispensary renovations and openings.

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City Trees, the Company’s branded products and bulk flower division, experienced significant growth across the board. For fiscal year 2019, City Trees reported record annual revenue of $3.0 million. City Trees is available in more than 70% of dispensaries throughout Nevada, which penetration is expected to increase as the Company continues to augment its innovative product offerings.

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In January 2019, the Company entered into an option agreement to acquire In Good Health. In Good Health, a licensed medical dispensary located in Brockton, Massachusetts, has been operational since September 2015 and is the second of 38 licensed dispensaries in Massachusetts, a market which legalized recreational retail sales on November 20, 2018. Under the terms of the agreement, the Company advanced $5.0 million to In Good Health and has been working closely with its CEO, David Noble, to implement its business plan in anticipation of closing. In June 2019, In Good Health entered into a Host Community Agreement with the Town of Sandwich for a second dispensary in Massachusetts. Management expects to complete this acquisition in January 2020, subject to receipt of financing.

Corporate Highlights

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During fiscal year 2019, the Company further solidified its management team with the additions of (i) Andrew Glashow, President and Chief Operating Officer, who has an abundance of experience in strategy, investment banking, and finance and who was instrumental in the Oasis acquisition and (ii) Gregg Carlson, Chief Financial Officer, who brings to the Company more than 20 years of accounting and finance-related expertise in gaming, lodging, real estate, retail, and cannabis.

●	In January 2019, the Company’s common shares commenced trading on the Canadian Securities Exchange under the ticker symbol “CLSH”.

●	In February 2019, Canaccord Genuity, one of the largest independent investment dealers in Canada, initiated research coverage of the Company.

Chairman's Comments on Current Business and Future Growth Strategy

“We are extremely pleased to share with you our fourth quarter and fiscal year 2019 results. We experienced outstanding growth at Oasis in both revenue and customers while successfully growing City Trees into a mainstay cannabis brand available in more than 70% of dispensaries in Nevada.

We are proud of these top line results and have several initiatives in mind to further extend our brand and retail market share. To this end, we plan to launch our proprietary extraction and conversion process in early calendar 2020.

Once operational, the combined output at full capacity is expected to be roughly 300,000 grams of finished oil per month producing annualized revenue of roughly US$18 million at current price levels. We plan to utilize this new vertical component of our business to supply oil to our City Trees brand, which will lower overall cost and allow us to expand our market share in Nevada, as well as provide cannabidiol oil products to other brands in Nevada via wholesale and white label programs.

Growth Initiatives at our Oasis Dispensary Business

As mentioned earlier, we have greatly increased the average daily customer count at our Oasis dispensary to just shy of 600 people per day over the past five months. In order to accommodate this increased customer traffic, we are planning a third expansion to our store, which will add an additional 20% of retail floor space to the current footprint. In addition to added floor space, we are adding 4 new checkout lines/registers, which will bring our total to seven registers. These changes will allow us to handle increased customer traffic and improve the customer experience by lowering wait times to checkout during peak hours.

Initiatives to Grow our City Trees Brand of CBD and THC Products

In terms of further building on the success of our City Trees brand, we have much planned for the next 12 months. Already in over 70% of the dispensaries in Nevada, our goal will be to continue to grow overall sales of the brand. One of the key initiatives we will be launching in 2020 is a full re-branding of City Trees including material imaging/packaging and marketing upgrades to make our City Trees brand stand out.

Exclusive Distributor for CENTR Group CBD Infused Beverages

We recently announced that CLS Holdings has been named as the exclusive dispensary distributor for CENTR Brands Corps' full line of CBD infused beverages. We were proud to be chosen among our many competitors to represent their line of beverages and we feel this is a win-win for both groups as CENTR now has access to a large percentage of Nevada dispensaries that we currently do business with via our City Trees brand.

Our “Customer First” Culture and Launch of Comprehensive Delivery Service

Throughout our enterprise, we look at everything with a "customer first" emphasis. If we see something that can improve our customers’ experience or provide meaningful value, that is something that we are interested in moving forward and implementing. So in addition to adding floor space to the Oasis dispensary to improve the customer experience, we have been working on, and will be launching in early 2020 a comprehensive delivery service to augment our Oasis retail dispensary. To make the ordering process even easier for customers, we will be combining this service with a custom designed smartphone app which will streamline the customer ordering process even further. To get the word out on our delivery program, we have planned a thorough awareness campaign, which includes utilizing social media, website, SEO and prominent billboards placed in key, high traffic Las Vegas locations. (if you live in Las Vegas, or plan to visit us soon, you will most likely see one of our billboards). In addition to the high value we place on our loyal customer base, we place a high value on all of our bud tenders and employees. Over the years we have built a dedicated team of employees. We make sure they receive the most up to date product training, and have considerable knowledge of cannabis and CBD products.

Engagement with Our Community

At CLS Holdings, we are constantly looking at how we can optimize our brands and provide a better service to our customers. By conducting our business in that manner, we believe we can bring value to our shareholders, a group that we proudly include ourselves in. We are also extremely cognizant of the community in which we do business and feel a real obligation to bring about tangible positive change. In fact, the reason I got into this business was to help a family member who was in need of alternative pain relief, which we discovered in medical cannabis - so it goes without saying that we are serious in our mission to find ways that we can help others as we build this business. For these reasons we have created and financially support "Community Oasis", which sponsors events in our space that celebrate lifestyle and cannabis, and we will be designing a calendar of free events including yoga, creative writing, painting, and drawing classes.

Planned Acquisition of In Good Health Business and Mission to Become a Multi-State-Operator (MSO)

With the help of our dedicated staff and employees, as well as our large contingent of loyal customers in the Las Vegas area we have built a solid base to grow our business. Our primary goal now is to take what we have learned in Nevada into new states so that we can grow the CLS brand.

We look forward with much anticipation towards completing our planned acquisition of the In Good Health integrated cannabis business in the State of Massachusetts. Our goal is to complete this acquisition in early 2020, subject to our receipt of financing. The In Good Health business is extremely well aligned with our existing business culture and its ownership group has done a fantastic job of building one of the largest and most successful medical cannabis businesses in the State (currently servicing 18,000 registered patients and delivering to 1,700 homes with key product offerings of flower, concentrates, vapes, edibles, pre-rolls and tinctures) and they anticipate opening for recreational cannabis sales in the very near future. Assuming we close on this acquisition as planned, we see many synergies between the two operations that we will utilize to grow our overall business and shareholder value. We look forward to sharing these initiatives with you once completed.

Excellent customer service. Premium quality products. Proprietary cannabidiol extraction processes. Exceptional employees. These are the core values that comprise our business culture here at CLS Holdings. These principles are essential to our mission to become the most reputable and profitable cannabis company in the Country. We look forward to another successful year in Fiscal 2020 as we continue to build the CLS Brand, and we look forward to sharing these results with our valued shareholders at the next quarterly update. Until then we wish you good health and good fortune."

Forward Looking Statements

This press release contains certain ''forward-looking information'' within the meaning of applicable Canadian securities legislation and ''forward-looking statements'' as that term is defined in the Private Securities Litigation Reform Act of 1995 (collectively, the ''forward-looking statements''). These statements relate to anticipated future events, future results of operations or future financial performance, and anticipated growth, including the timing of anticipated construction and implementation of our expansion plan. These forward-looking statements also include statements relating to whether and when certain transactions will be completed, including the proposed In Good Health acquisition. In some cases, you can identify forward-looking statements by terminology such as "may," "might," "will," "should," "intends," "expects," "plans," "goals," "projects," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of these terms or other comparable terminology. These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements, including, but not limited to, the risk that we may be unable to secure financing for the acquisition of In Good Health and the risk of regulatory issues or delays associated with our expansion plan. We cannot guarantee future results, levels of activity or performance and we cannot guaranty that the proposed transactions described in this press release will occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered together with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events. See CLS Holdings USA filings with the SEC and on its SEDAR profile at www.sedar.comfor additional details.

Contact Information
Corporate:
Chairman and CEO
Jeff Binder
jeff@clsholdingsinc.com
888-438-9132

Investor Relations:

Torrey Hills Capital

Clay Chase

cc@sdthc.com

858-456-7300